UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(760) 806-8922

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On October 14, 2004, three accredited investors exercised warrants to purchase an aggregate of 120,000 shares of common stock of SeraCare Life Sciences, Inc. (the “Company”) by paying an aggregate cash exercise price of $123,600.

On September 24, 2004, four accredited investors exercised warrants to purchase an aggregate of 40,000 shares of common stock of the Company by paying an aggregate cash exercise price of $200,000.

On September 21, 2004, the Company issued to an accredited investor a warrant to purchase 30,000 shares of common stock of the Company at an exercise price of $11.80 per share. The warrant was issued for services rendered by the accredited investor.

Between July 10, 2004 and October 6, 2004, three employees of the Company’s former parent, Biomat USA, Inc. (formerly known as SeraCare, Inc.) exercised options to purchase an aggregate of 14,000 shares of common stock of the Company by paying an aggregate cash exercise price of $9,100. The options were originally issued by the Company in September 2001 in connection with the spin off of the Company from Biomat USA, Inc.

The issuances of securities described above were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. Appropriate restrictive legends were affixed to the share certificates (or warrant, as applicable). The sales of these securities were made without general solicitation or advertising.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004	SERACARE LIFE SCIENCES, INC.

/s/ Tim T. Hart
Tim T. Hart,
Chief Financial Officer